Exhibit 21.1

LIST OF SUBSIDIARIES

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

Name of Subsidiary	State/County of Incorporation/Organization	Parent
A&A Express, LLC	Delaware	RRTC Holdings, Inc.
Active Aero Charter, LLC (DBA Ascent On-Demand)	Michigan	Active Aero Group, Inc.
Active Aero Group, Inc. (DBA Ascent On-Demand)	Delaware	Roadrunner Transportation Systems, Inc.
Active Aero Motor Carrier, LLC (DBA Roadrunner Expedited)	Michigan	Active Aero Group, Inc.
Active Global Solutions, LLC (DBA Ascent On-Demand)	Michigan	Active Aero Group, Inc.
Ascent Global Logistics International, LLC (DBA Ascent Global Logistics)	Delaware	Ascent Global Logistics Holdings, Inc.
Active on Demand de Mexico S. de R.L. de C.V.	Mexico	(1)
Active PTM, LLC (DBA Ascent On-Demand)	Michigan	Active Aero Group, Inc.
Active Quantem FBO, LLC	Ohio	(4)
Ascent Global Logistics, LLC	Delaware	Ascent Global Logistics Holdings, Inc.
Ascent Global Logistics Holdings, Inc.	Delaware	Roadrunner Transportation Systems, Inc. (50%) Roadrunner Truckload Holdings, LLC (50%)
Capital Transportation Logistics, LLC (DBA Ascent Global Logistics)	Delaware	Group Transportation Services, LLC
Central Minnesota Logistics, Inc.	Minnesota	(2)
Everett Logistics, LLC	Delaware	Roadrunner Truckload Holdings, LLC
Expedited Freight Systems, LLC	Delaware	Roadrunner Transportation Services, Inc.
GGW Logistics, LLC	Delaware	Roadrunner Transportation Services, Inc.
Group Transportation Services, LLC (DBA Ascent Global Logistics)	Delaware	Ascent Global Logistics, LLC
International Transportation Holdings, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
ISI Logistics, LLC	Delaware	Roadrunner Truckload Holdings, LLC
ISI Logistics South, LLC	Delaware	Roadrunner Truckload Holdings, LLC
MESCA Freight Services, LLC (DBA Ascent Global Logistics)	Delaware	Ascent Global Logistics, LLC
Midwest Transit, Inc.	Canada	International Transportation Holdings, Inc.
Rich Transport, LLC (DBA Rich Logistics)	Delaware	Roadrunner Truckload Holdings, LLC
Roadrunner Equipment Leasing, LLC	Delaware	Roadrunner Transportation Systems, Inc.
Roadrunner Freight Carriers, LLC	Delaware	Roadrunner Transportation Services, Inc.
Roadrunner Temperature Controlled, LLC (DBA A&A Express)	Delaware	RRTC Holdings, Inc.
Roadrunner Transportation Services, Inc. (DBA Roadrunner Freight)	Delaware	Roadrunner Transportation Systems, Inc.
Roadrunner Truckload Agent Investment, Inc.	Delaware	Roadrunner Transportation Systems, Inc.
Roadrunner Truckload Holdings, LLC	Delaware	Roadrunner Transportation Systems, Inc.
RRTC Holdings, Inc.	Delaware	Ascent Global Logistics, LLC
Sargent Trucking, LLC (DBA Ascent Global Logistics)	Delaware	Ascent Global Logistics, LLC
Stagecoach Cartage and Distribution, LLC	Delaware	Roadrunner Truckload Holdings, LLC
USA Jet Airlines, Inc.	Delaware	Active Aero Group, Inc.
Velocity Insurance Company, A Risk Retention Group	South Carolina	(3)

NOTES:
(1) 90% of the capital is held by Active Aero Group, Inc. and 10% of the capital is held by Active PTM, LLC.
(2) Roadrunner Truckload Agent Investment, Inc. holds 37.5% of the outstanding shares of common stock
(3) Owned collectively by Roadrunner Transportation Systems, Inc.; Roadrunner Equipment Leasing, LLC; Roadrunner Transportation Services, Inc.; Roadrunner Truckload Agent Investment, Inc.; Ascent Global Logistics Holdings, Inc.; International Transportation Holdings, Inc.; Roadrunner Truckload Holdings, LLC; Ascent Global Logistics, LLC; and Active Aero Group, Inc. (150,000 shares each)

(4) Active Aero Group, Inc. holds 10% of the outstanding membership interests